 EXHIBIT 99.1

Independent Auditors’ Report

Board of Directors
Diversified Restaurant Holdings, Inc. and Subsidiaries
Southfield, Michigan

We have audited the accompanying combined balance sheets of Brewsters, Inc., Buffaloville, Inc., Cal City Wings, Inc., Crown Wings, Inc., Lansing Wings, Inc., Lincoln Park Wings, Inc., Hammond Wings, Inc., Valpo Wings, Inc., and Homewood Wings, Inc. as of December 31, 2011 and 2010 and the related combined statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Brewsters, Inc., Buffaloville, Inc., Cal City Wings, Inc., Crown Wings, Inc., Lansing Wings, Inc., Lincoln Park Wings, Inc., Hammond Wings, Inc., Valpo Wings, Inc., and Homewood Wings, Inc. at December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Troy, Michigan

December 10, 2012

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK WINGS, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED BALANCE SHEETS

	December 31 2011	December 31 2010
ASSETS
Current assets
Cash and cash equivalents	$432,410	$505,489
Accounts receivable – related parties	338,892	268,108
Inventory	130,754	91,418
Prepaid assets	28,586	9,704
Total current assets	930,642	874,719

Property and equipment, net	5,098,101	4,397,894
Intangible assets, net	866,158	813,656
Other long-term assets	32,933	32,933
Total assets	$6,927,834	$6,119,202

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$330,440	$271,449
Accrued compensation	152,081	118,233
Other accrued liabilities	176,452	202,199
Current portion of long-term debt	1,110,457	1,725,743
Total current liabilities	1,769,430	2,317,624

Deferred rent	212,402	201,084
Long-term debt, less current portion	4,119,982	2,841,067
Total liabilities	6,101,814	5,359,775

Commitments and contingencies	-	-

Stockholders' equity
Common stock – no par value; 260,000 shares authorized, 14,786 and 13,786 shares issued and outstanding, respectively	647,000	646,000
Treasury stock	(769,186)	(769,186)
Additional paid-in capital	2,841,241	2,210,441
Retained earnings (accumulated deficit)	(1,893,035)	(1,327,828)
Total stockholders' equity	826,020	759,427

Total liabilities and stockholders' equity	$6,927,834	$6,119,202

 The accompanying notes are an integral part of these combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK WINGS, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED STATEMENTS OF OPERATIONS

	Twelve Months Ended
	December 31 2011	December 31 2010

Revenue
Food and beverage sales	$16,429,418	$15,158,368
Total revenue	16,429,418	15,158,368

Operating expenses
Food and beverage costs	5,312,932	4,832,168
Compensation costs	4,224,328	3,805,409
General and administrative expenses	4,095,200	3,971,622
Occupancy	1,387,913	1,210,745
Depreciation and amortization	1,127,606	988,711
Loss on disposal of property and equipment	130,378	4,302
Total operating expenses	16,278,357	14,812,957

Operating profit	151,061	345,411

Interest expense	(313,253)	(280,738)
Other income, net	38,304	31,326

Net (loss) income	$(123,888)	$95,999

 The accompanying notes are an integral part of these combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK WINGS, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Treasury	Additional Paid-in	Retained Earnings (Accumulated	Total Stockholders'
	Shares	Amount	Stock	Capital	Deficit)	Equity

Balances - December 31, 2009	12,786	$645,000	$(619,185)	$1,706,241	$(978,518)	$753,538

Stock issuance and capital contributions (Cal City)	1,000	1,000	-	504,200	-	505,200

Repurchase stock	-	-	(150,001)	-	-	(150,001)

Distributions	-	-	-	-	(445,309)	(445,309)

Net income	-	-	-	-	95,999	95,999

Balances - December 31, 2010	13,786	646,000	(769,186)	2,210,441	(1,327,828)	759,427

Stock issuance and capital contributions (Homewood)	1,000	1,000	-	630,800	-	631,800

Distributions	-	-	-	-	(441,319)	(441,319)

Net loss	-	-	-	-	(123,888)	(123,888)

Balances - December 31, 2011	14,786	$647,000	$(769,186)	$2,841,241	$(1,893,035)	$826,020

 The accompanying notes are an integral part of these combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK WINGS, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED STATEMENTS OF CASH FLOWS

	Twelve Months Ended
	December 31 2011	December 31 2010

Cash flows from operating activities
Net (loss) income	$(123,888)	$95,999
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization	1,127,606	988,711
Loss on disposal of property and equipment	130,378	4,302
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable – related parties	(70,784)	70,391
Inventory	(39,336)	(6,423)
Prepaid assets	(18,882)	21,174
Intangible assets	(74,267)	(5,883)
Other long-term assets	-	1,504
Accounts payable	58,991	(176,337)
Accrued liabilities	8,101	(19,220)
Deferred rent	11,318	(11,039)
Net cash provided by operating activities	1,009,237	963,179

Cash flows from investing activities
Purchases of property and equipment	(1,936,426)	(1,225,970)
Proceeds from sale of property and equipment	-	26,000
Net cash used in investing activities	(1,936,426)	(1,199,970)

Cash flows from financing activities
Proceeds from issuance of long-term debt	1,392,265	853,960
Repayments of long-term debt	(728,636)	(403,666)
Proceeds from issuance of common stock and capital contributions	631,800	505,200
Treasury stock purchase	-	(150,001)
Distributions	(441,319)	(445,309)
Net cash provided by financing activities	854,110	360,184

Net (decrease) increase in cash and cash equivalents	(73,079)	123,393

Cash and cash equivalents, beginning of period	505,489	382,096

Cash and cash equivalents, end of period	$432,410	$505,489

 The accompanying notes are an integral part of these combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The combined financial statements are comprised of eight companies that own and operate Buffalo Wild Wings (“BWW”) restaurants in Indiana and Illinois, along with a company with no operations that has the right to develop a BWW restaurant.  The companies operating as Brewsters, Inc., Buffaloville, Inc., Crown Wings, Inc., and Valpo Wings, Inc. are located in Northwest Indiana and those operating as Cal City Wings, Inc., Homewood Wings, Inc., Lansing Wings Inc., and Lincoln Park Wings, Inc. are located in Northeast Illinois.  Each of the companies were open and operated as BWW restaurants for all periods included in the combined financials statements, except for Cal City Wings, Inc., which opened in March 2010, and Homewood Wings, Inc., which opened in May 2011.  Hammond Wings, Inc.  has no current operations and holds a franchise agreement beginning in May 2012 with the right to open a BWW restaurant in Northwest Indiana at any time through September 2013.  These companies, all related parties with common ownership, are herein referred to as the “Company,” or the “Companies”.

On September 25, 2012, substantially all the assets of the Companies were acquired by Diversified Restaurant Holdings, Inc. for approximately $14.7 million.

The Companies are economically dependent on retaining their franchise rights with Buffalo Wild Wings, Inc. (“BWWI”).  As of December 10, 2012, the franchise agreements have specific initial term expiration dates ranging from May 26, 2008 to September 30, 2033, depending on the date each was executed and its initial term. The franchise agreements are renewable at the option of the franchisor and are generally renewable if the franchisee has complied with the franchise agreement. When factoring in any applicable renewals, as of December 10, 2012, the franchise agreements have specific expiration dates ranging from May 26, 2023 to September 30, 2048. The Companies are in compliance with the terms of these agreements at December 10, 2012.

Principles of Combination

The combined financial statements include the combined accounts of each of the Companies.  All significant intercompany accounts and transactions have been eliminated upon combination.

The Company follows accounting standards set by the Financial Accounting Standards Board ("FASB"). The FASB sets generally accepted accounting principles ("GAAP") the Company follows to ensure its financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification ("Codification" or "ASC").

Revenue Recognition

Revenues from food and beverage sales are recognized and generally collected at the point of sale. All sales taxes are presented on a net basis and are excluded from revenue.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. Balances that are outstanding after management has used reasonable collection efforts are written off with a corresponding charge to bad debt expense.  Management does not believe any allowances for doubtful accounts were necessary at December 31, 2011 or 2010.

Gift Cards

The Company records gift cards under a BWWI central-wide program.  Gift cards sold are recorded as a gift card liability.  When redeemed, the gift card liability account is offset by recording the transaction as revenue.  Under this centralized system, any breakage would be recorded by Blazin Wings, Inc., a subsidiary of BWWI, and is subject to the breakage laws in the state of Minnesota, where Blazin Wings, Inc. is located.

The Company's gift card liability was insignificant at December 31, 2011 and December 31, 2010.

Deferred Rent

Certain operating leases provide for minimum annual payments that increase over the life of the lease. Typically, leases have an initial lease term of between five and 20 years and contain renewal options under which we may extend the terms for five-year periods. The aggregate minimum annual payments are expensed on a straight-line basis commencing at the start of the construction period and extending over the term of the related lease, without consideration of renewal options. The amount by which straight-line rent exceeds actual lease payment requirements in the early years of the lease is accrued as deferred rent liability and reduced in later years when the actual cash payment requirements exceed the straight-line expense. The Company also accounts, in its straight-line computation, for the effect of any "rental holidays", "free rent periods", and "landlord incentives or allowances".

Inventory

Inventory, which consists mainly of food and beverage products, is accounted for at the lower of cost or market using the first in, first out method of inventory valuation.

Intangible Assets

Amortizable intangible assets consist principally of franchise fees that are deferred and amortized to operating expense on a straight-line basis over the term of the related underlying agreements of 15 - 20 years.

Liquor licenses, also a component of intangible assets, are deemed to have an indefinite life and, accordingly, are not amortized. Management reviews indefinite-lived assets on an annual basis (at year end) to determine whether carrying values have been impaired. During the periods ended December 31, 2011 and 2010, no impairments relating to intangible assets with finite or indefinite lives were recognized.

Property and Equipment

Property and equipment are recorded at cost. Major improvements and renewals are capitalized. Equipment and furniture and fixtures are depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the term of the lease, with consideration of renewal options if renewals are reasonably assured because failure to renew would result in an economic penalty, or the estimated useful lives of the assets, which is typically 10 years. Maintenance and repairs are expensed as incurred. Upon retirement or disposal of assets, the cost and accumulated depreciation are eliminated from the respective accounts and the related gains or losses are credited or charged to earnings.

Restaurant construction in progress is not amortized or depreciated until the related assets are placed into service. The Company capitalizes, as restaurant construction in progress, costs incurred in connection with the design, build out, and furnishing of its restaurants. Such costs consist principally of leasehold improvements, directly related costs such as architectural and design fees, and equipment, furniture and fixtures not yet placed in service.

The Company reviews property and equipment, along with other long-lived assets subject to amortization, for impairment whenever events or changes in circumstances indicate that a potential impairment has occurred.  During the years ended December 31, 2011 and 2010, there were no impairments recorded.

Advertising

Advertising expenses associated with contributions to the national BWW advertising fund are expensed as contributed and all other advertising expenses are expensed as incurred. Advertising expenses were $543,093 and $505,462 for the years ended December 31, 2011 and 2010, respectively, and is included in general and administrative expenses in the combined statements of operations.

Income Taxes

The Companies are structured as subchapter S corporations under the Internal Revenue Code.  As a result, the federal and state taxable income or loss of the Companies will be included in the respective shareholders’ income tax returns.  Accordingly, no income taxes are reflected in the accompanying combined financial statements.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

2. PROPERTY AND EQUIPMENT, NET

Property and equipment are comprised of the following:

	December 31 2011	December 31 2010
Equipment	$3,398,044	$2,966,071
Furniture and fixtures	842,774	742,387
Leasehold improvements	4,413,150	3,348,293

Total	8,653,968	7,056,751
Less accumulated depreciation	(3,555,867)	(2,658,857)

Property and equipment, net	$5,098,101	$4,397,894

Depreciation expense was $1,105,843 and $965,803 during the years ended December 31, 2011 and 2010, respectively.

3. INTANGIBLE ASSETS

Intangible assets are comprised of the following:

	December 31 2011	December 31 2010
Amortized intangibles
Franchise fees	$227,500	$205,000
Other	122,125	125,933
Total	349,625	330,933
Less accumulated amortization	(139,467)	(123,277)

Amortized intangibles, net	210,158	207,656

Unamortized intangibles
Liquor licenses	656,000	606,000

Total intangibles	$866,158	$813,656

Amortization expense for the years ended December 31, 2011 and 2010 was $21,763 and $22,908, respectively. Amortization expense for the years ended December 2012, 2013, 2014, 2015 and 2016 is projected to total approximately $20,000 per year.

4. RELATED PARTY TRANSACTIONS

During the years ended December 31, 2011 and 2010, the Company was charged management fees of $452,884 and $345,044, respectively, from a related entity through common ownership which represents an allocation of certain corporate expenses. Management fees are included in general and administrative expenses in the combined statements of operations.

At December 31, 2011 and 2010, the Company was owed $338,892 and $268,108, respectively, from related entities through common ownership for miscellaneous advances made by the Company. At December 31, 2011 and 2010, the Company owed $207,557 and $124,310, respectively, to related entities through common ownership for rent, management fees, and miscellaneous advances made on behalf of the Company by the related entities. The amounts owed to related entities are included in accounts payable on the combined balance sheets.

Long-term debt (see Note 5) includes various promissory notes to certain shareholders totaling $222,955 and $80,990 at December 31, 2011 and 2010, respectively. The loans bear interest at 2.00% and are due on demand.

See Note 6 for related party operating lease transactions.

5. LONG-TERM DEBT

Long-term debt consists of the following obligations:

	December 31 2011	December 31 2010

Note payable to a bank secured by substantially all assets of Brewsters Inc. Scheduled monthly principal and interest payments of $12,562 through maturity in August 2015. Interest is charged at a rate of 5.87%.	$495,503	$612,884
Note payable to a bank secured by substantially all assets of Buffaloville Inc. Scheduled monthly principal and interest payments of $13,047 through maturity in September 2013. Interest is charged at a rate of 6.74%.	256,155	390,069
Note payable to a bank secured by substantially all assets of Cal City Wings, Inc. Scheduled monthly principal and interest payments of $12,316 through maturity in August 2013 at which time a $540,250 principal payment is due. Interest is charged at a rate of 5.75%.	722,913	825,287
Note payable to a bank secured by substantially all assets of Crown Wings, Inc. Scheduled monthly principal and interest payments of $14,500 through maturity in March 2013 at which time a $636,417 principal payment is due. Interest is charged at a rate of 5.75%.	787,605	911,740
Note payable to a bank secured by substantially all assets of Homewood, Inc. Scheduled monthly principal and interest payments of $9,475 through maturity in December 2016 at which time a $498,562 principal payment is due. Interest is charged at a rate of 6.00%.	850,000	-
Note payable to a bank secured by substantially all assets of Lansing Wings, Inc. Scheduled monthly principal and interest payments of $10,238 through maturity in December 2016. Interest is charged at a rate of 5.95%. The note was refinanced in 2011.	-	617,136
Note payable to a bank secured by substantially all assets of Lansing Wings, Inc. Interest is payable monthly at a rate equal to the bank’s prime rate plus 1.50%. The principal balance of the loan is due upon maturity in December 2016. The note was refinanced in 2011.	-	235,133
Note payable to a bank secured by substantially all assets of Lansing Wings, Inc. Scheduled monthly principal and interest payments of $11,540 through maturity in August 2016 at which time a $272,365 payment is due. Interest is charged at a rate of 5.75%.	763,330	-
Note payable to a bank secured by substantially all assets of Lincoln Park Wings, Inc. Scheduled monthly principal and interest payments of $11,769 through maturity in October 2011 at which time a $601,776 principal payment is due. Interest is charged at a rate of 7.20%. The note was refinanced in 2011.	-	669,199
Note payable to a bank secured by substantially all assets of Lincoln Park Wings, Inc. Scheduled monthly principal and interest payments of $11,363 through maturity in October 2016. Interest is charged at a rate of 5.75%.	573,058	-
Note payable to a bank secured by substantially all assets of Valpo Wings, Inc. Interest is payable at a monthly rate of 5.75%. The principal balance of the loan is due upon maturity in February 2011. The note was refinanced in 2011.	-	224,372
Note payable to a bank secured by substantially all assets of Valpo Wings, Inc. Scheduled monthly principal and interest payments of $11,988 through maturity in May 2016. Interest is charged at a rate of 5.75%.	558,920	-
Notes payable — related parties (see Note 4)	222,955	80,990
Total long-term debt	5,230,439	4,566,810
Less current portion	(1,110,457)	(1,725,743)
Long-term debt, net of current portion	$4,119,982	$2,841,067

Scheduled principal maturities of long-term debt for each of the five years succeeding December 31, 2011, and thereafter, are summarized as follows:

Year	Amount
2012	$1,110,457
2013	1,918,070
2014	567,195
2015	551,176
2016	1,083,541
Total	$5,230,439

Interest expense was $313,253 and $280,738, respectively for the years ended December 31, 2011 and 2010. Interest expense incurred for related party notes payable was approximately $3,000 and $1,600, respectively, for the years ended December 31, 2011 and 2010.

The above bank agreements are guaranteed by the Company’s stockholders and certain affiliated entities. In addition, the above agreements contain various customary financial covenants generally based on the performance of the specific borrowing entity. The more significant covenant consists of a minimum debt service coverage ratio.

6. COMMITMENTS AND CONTINGENCIES

Lease terms range from five to 20 years, with renewal options, and generally require the Company to pay a proportionate share of real estate taxes, insurance, common area maintenance, and other operating costs. Some restaurant leases provide for contingent rental payments based on sales thresholds.

Total rent expense was $1,051,386 and $803,232 for the years ended December 31, 2011 and 2010, respectively (of which $802,000 and $592,000 for the  years ended December 31, 2011 and 2010, respectively, were paid to related parties through common ownership).

Scheduled future minimum lease payments for each of the five years and thereafter for non-cancelable operating leases with initial or remaining lease terms in excess of one year at December 31, 2011 are summarized as follows:

Year	Amount
2012	$1,245,316
2013	1,135,450
2014	1,035,491
2015	994,041
2016	999,702
Thereafter	6,383,543
Total	$11,793,543

The Company is required to pay BWWI royalties (5% of net sales) and advertising fund contributions (3% of net sales) for the term of the individual franchise agreements.  The Company incurred $817,302 and $755,603 in royalty expense for the years ended December 31, 2011 and 2010, respectively. Advertising fund contribution expenses were $543,093 and $505,462 for the years ended December 31, 2011 and 2010, respectively.  These amounts are included in general and administrative expenses in the combined statements of operations.

The Company is required, by its various BWWI franchise agreements, to modernize the restaurants during the term of the agreements.  The individual agreements generally require improvements between the fifth year and the tenth year to meet the most current design model that BWWI has approved.  The modernization costs can range from approximately $50,000 to approximately $500,000 depending on the individual restaurants’ needs.

The Company is subject to ordinary, routine, legal proceedings, as well as demands, claims and threatened litigation, which arise in the ordinary course of its business.  The ultimate outcome of any litigation is uncertain.  While unfavorable outcomes could have adverse effects on the Company's business, results of operations, and financial condition, management believes that the Company is adequately insured and does not believe that any pending or threatened proceedings would adversely impact the Company's results of operations, cash flows, or financial condition.  Therefore, no separate reserve has been established for these types of legal proceedings.

7. STOCKHOLDERS’ EQUITY

Common stock issued by each of the Companies consists of no par common stock with authorized shares ranging from 20,000 to 100,000 and shares outstanding ranging from 500 to 7,500.

Additional paid-in capital is comprised of stockholder contributions made by each of the companies, with the exception of Hammond Wings, Inc., after initial incorporation, generally to assist with the funding of restaurant development and initial operations.

Treasury stock is reflected at the Companies’ cost to repurchase shares of common stock from stockholders of Brewsters, Inc., Buffaloville, Inc. and Lincoln Park Wings, Inc.

8. SUPPLEMENTAL CASH FLOWS INFORMATION

Cash paid for interest was approximately $313,000 and $281,000 during the years ended December 31, 2011 and 2010, respectively.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC 820 Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. We use a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1 — Quoted market prices in active markets for identical assets and liabilities;

•	Level 2 — Inputs, other than level 1 inputs, either directly or indirectly observable; and

•	Level 3 — Unobservable inputs developed using internal estimates and assumptions (there is little or no market data) which reflect those that market participants would use.

There were no financial instruments that are recorded at fair value in the combined financial statements at December 31, 2011 and 2010.

At December 31, 2011 and 2010, the Company’s financial instruments consisted of cash, accounts receivable, accounts payable, and debt. The fair value of cash, accounts receivable, and accounts payable approximate their carrying values, due to their short-term nature. The fair value of the Company’s long-term debt approximates fair value due to the approximation of the Company’s borrowing rates to market rates.

10.  SUBSEQUENT EVENTS

Management has evaluated subsequent events through December 10, 2012, the date on which the combined financial statements were available to be issued.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED BALANCE SHEET (UNAUDITED)

September 30 2012
ASSETS
Current assets
Cash and cash equivalents	$157,867
Accounts receivable – related parties	217,093
Inventory	118,415
Prepaid assets	41,361
Total current assets	534,736

Property and equipment, net	4,283,572
Intangible assets, net	849,744
Other long-term assets	27,933

Total assets	$5,695,985

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$396,315
Accrued compensation	161,885
Other accrued liabilities	170,070
Current portion of long-term debt	2,239,584
Total current liabilities	2,967,854

Deferred rent	217,885
Long-term debt, less current portion	2,384,783
Total liabilities	5,570,522

Commitments and contingencies

Stockholders' equity
Common stock - no par value; 260,000 shares authorized; 14,786 issued and outstanding	647,000
Treasury stock	(769,186)
Additional paid-in capital	2,870,241
Retained earnings (accumulated deficit)	(2,622,592)
Total stockholders' equity	125,463

Total liabilities and stockholders' equity	$5,695,985

 The accompanying notes are an integral part of these interim combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED STATEMENT OF OPERATIONS (UNAUDITED)

	Nine Months Ended
	September 30 2012	September 30 2011

Revenue
Food and beverage sales	$13,038,143	$12,112,700
Total revenue	13,038,143	12,112,700

Operating expenses
Food and beverage costs	4,738,947	3,847,324
Compensation costs	3,206,567	3,202,204
General and administrative expenses	3,466,100	2,880,390
Occupancy	1,033,652	1,057,976
Depreciation and amortization	842,180	845,704
Loss on disposal of property and equipment	-	130,878
Total operating expenses	13,287,446	11,964,476

Operating (loss) profit	(249,303)	148,224

Interest expense	(220,479)	(226,330)
Other expense, net	(60,228)	(14,971)

Net loss	$(530,010)	$(93,077)

The accompanying notes are an integral part of interim combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

 COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (UNAUDITED)

	Common Stock		Treasury	Additional Paid-in	Retained Earnings (Accumulated	Total Stockholders'
	Shares	Amount	Stock	Capital	Deficit)	Equity

Balances - December 31, 2011	14,786	$647,000	$(769,186)	$2,841,241	$(1,893,035)	$826,020

Capital contributions	-	-	-	29,000	-	29,000

Net loss	-	-	-	-	(530,010)	(530,010)

Distributions	-	-	-	-	(199,547)	(199,547)

Balances - September 30, 2012	14,786	$647,000	(769,186)	$2,870,241	$(2,622,592)	$125,463

 The accompanying notes are an integral part of these interim combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

COMBINED STATEMENT OF CASH FLOWS (UNAUDITED)

	Nine Months Ended
	September 30 2012	September 30 2011

Cash flows from operating activities
Net loss	$(530,010)	$(93,077)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	842,180	845,704
Loss on disposal of property and equipment	-	130,378
Changes in operating assets and liabilities that provided (used) cash
Accounts receivable – related parties	121,799	(24,993)
Inventory	12,339	(24,688)
Prepaid assets	(12,775)	(21,130)
Intangible assets	-	(74,267)
Other long-term assets	5,000	-
Accounts payable	65,875	60,784
Accrued liabilities	3,422	10,676
Deferred rent	5,483	-
Net cash provided by operating activities	513,313	809,387

Cash flows from investing activities
Purchases of property and equipment	(11,237)	(1,926,444)
Net cash used in investing activities	(11,237)	(1,926,444)

Cash flows from financing activities
Proceeds from issuance of long-term debt	-	1,392,265
Repayments of long-term debt	(606,072)	(562,017)
Proceeds from issuance of common stock and capital contributions	29,000	523,800
Distributions	(199,547)	(441,319)
Net cash (used in) provided by financing activities	(776,619)	912,729

Net decrease in cash and cash equivalents	(274,543)	(204,328)

Cash and cash equivalents, beginning of period	432,410	505,489

Cash and cash equivalents, end of period	$157,867	$301,161

The accompanying notes are an integral part of these interim combined financial statements.

BREWSTERS, INC., BUFFALOVILLE, INC., CAL CITY WINGS, INC., CROWN WINGS, INC., LANSING WINGS, INC., LINCOLN PARK, INC., HAMMOND WINGS, INC., VALPO WINGS, INC., AND HOMEWOOD WINGS, INC.

NOTES TO INTERIM COMBINED FINANCIAL STATEMENTS (UNAUDITED)

1. BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The interim unaudited combined financial statements are comprised of eight companies that own and operate Buffalo Wild Wings (“BWW”) restaurants in Indiana and Illinois, along with a company with no operations that has the right to develop a BWW restaurant.  The companies operating as Brewsters, Inc., Buffaloville, Inc., Crown Wings, Inc., and Valpo Wings, Inc. are located in Northwest Indiana and those operating as Cal City Wings, Inc., Homewood Wings, Inc., Lansing Wings, Inc., and Lincoln Park Wings, Inc. are located in Northeast Illinois.  Each of the companies were open and operated BWW restaurants for all periods included in the interim combined financials statements, except Homewood Wings, Inc. which opened in May 2011.  Hammond Wings, Inc.  has no current operations and holds a franchise agreement beginning in May 2012 with the right to open a BWW restaurant in Northwest Indiana at any time through September 2013.  These companies, all related parties with common ownership, are herein referred to as the “Company,” or the “Companies”.

On September 25, 2012 substantially all assets of the Companies were acquired by Diversified Restaurant Holdings, Inc. for approximately $14.7 million.

Principles of Consolidation

The interim combined financial statements include the combined accounts of each of the Companies.  All significant intercompany accounts and transactions have been eliminated upon combination.

The Company follows accounting standards set by the Financial Accounting Standards Board ("FASB"). The FASB sets generally accepted accounting principles ("GAAP") that the Company follows to ensure its financial condition, results of operations, and cash flows are consistently reported. References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification ("Codification" or "ASC").

Basis of Presentation

The interim combined financial statements as of September 30, 2012, and for the nine-month periods ended September 30, 2012 and 2011, have been prepared by the Company pursuant to accounting principles generally accepted in the United States of America (“GAAP”). The financial information for these periods is unaudited, but, in the opinion of management, reflects all adjustments and accruals necessary for a fair presentation of the financial position, results of operations, and cash flows for the interim periods.

The results of operations for the interim periods are not necessarily indicative of the results of operations that may be achieved for the entire year.  These interim financial statements and related notes should be read in conjunction with the audited combined financial statements included elsewhere in this Form 8-K/A.

Income Taxes

The Companies are structured as subchapter S corporations under the Internal Revenue Code, as a result, the federal and state taxable income or loss of the Companies will be included in the respective shareholders’ income tax returns.  Accordingly, no income taxes are reflected in the accompanying combined financial statements.

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

 2. RELATED PARTY TRANSACTIONS

During the nine months ended September 30, 2012 and 2011, the Company was charged management fees of $300,000 and $295,000, respectively, from a related entity through common ownership which represents an acquisition of certain corporate expenses. Management fees are included in the general and administrative expenses in the combined statements of operations.

At September 30, 2012, the Company was owed $217,093 from related entities through common ownership for miscellaneous advances made by the Company.  At September 30, 2012, the Company owed $117,231 to related entities through common ownership for rent, management fees, and miscellaneous advances made on behalf of the Company.

Long-term debt includes various promissory notes to certain shareholders totaling $237,808 at September 30, 2012. The loans bear interest at approximately 2.00% and are due on demand. Interest expense incurred for related party notes payable was approximately $4,700 and $3,500 for the nine months ended September 30, 2012 and 2011, respectively.

The Company leases certain of its restaurant locations from related parties through common ownership.  Rent expense incurred to related parties was approximately $659,000 and $582,400 during the nine months ended September 30, 2012 and 2011, respectively.

3. SUPPLEMENTAL CASH FLOWS INFORMATION

Cash paid for interest was approximately $220,000 and $226,000 for the nine months ended September 30, 2012 and 2011, respectively.

4. FAIR VALUE OF FINANCIAL INSTRUMENTS

The guidance for fair value measurements, ASC 820 Fair Value Measurements and Disclosures, establishes the authoritative definition of fair value, sets out a framework for measuring fair value, and outlines the required disclosures regarding fair value measurements. Fair value is the price that would be received to sell an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. We use a three-tier fair value hierarchy based upon observable and non-observable inputs as follows:

•	Level 1 — Quoted market prices in active markets for identical assets and liabilities;

•	Level 2 — Inputs, other than level 1 inputs, either directly or indirectly observable; and

•	Level 3 — Unobservable inputs developed using internal estimates and assumptions (there is little or no market data) which reflect those that market participants would use.

There were no financial instruments that are recorded at fair value in the combined financial statements.

At September 30, 2012, the Company’s financial instruments consisted of cash, accounts receivable, accounts payable, and debt. The fair value of cash, accounts receivable, and accounts payable approximate their carrying values, due to their short-term nature. The fair value of the Company’s long-term debt approximates the fair value due to the approximation of the Company’s borrowing rates to market rates .